TRUST AGREEMENT

THIS AGREEMENT made the 22 day of June, 2009 replaces the Agreement signed on February 1, 2008.

BETWEEN:

RAHUL SEN GUPTA, Businessperson

(the "Beneficiary")

AND:

PETER-MARK VOGEL, Businessperson

(the "Trustee")

WITNESSES THAT WHEREAS:

A.	The Trustee holds 600,000 unencumbered, restricted common voting shares of Manas Petroleum Corporation (the Property); and

B.	The Trustee has granted the proceeds of sale of the Property, net of applicable taxes, if any, incurred upon such sale to a third party or upon transfer of Property to the Beneficiary.

NOW THEREFORE the parties mutually covenant and agree as follows:

1.

Subject to the terms hereunder, the Trustee agrees to hold the Property in trust until such time as the Beneficiary requests, in writing, the sale of the Property and becomes entitled to the proceeds of such sale net of all applicable taxes, if any, incurred by the Trustee.

2.	The Trustee, upon receipt of a written request from the Beneficiary per paragraph one, shall endeavour to sell the Property on a best efforts basis and in a timely fashion.

3.

The Beneficiary acknowledges that any sale or transfer may be subject to a variety of trading restrictions imposed by, for example the Securities and Exchange Commission, the Toronto Stock Exchange, Nasdaq O.S.B.B., or Manas Petroleum Corporation, and that any such restriction may limit the ability of the Trustee to sell or transfer the Property per paragraph two herein.

4.	The Trustee is not entitled to any fee under this Agreement

5

. Should the Property accrue any interest or dividends while held by the Trustee, the Trustee shall, upon written request from the Beneficiary, transfer any such amounts to the Trustee net of all applicable taxes and costs incurred by the Trustee.

6.	The Trustee agrees not to sell or encumber the Property in any fashion, unless authorized to do so, in writing, by the Beneficiary.

7.	Time shall he ofthe essence of this Agreement.

8.	This Agreement shall be binding upon all successors to each party and the estates of the parties to this Agreement.

9.	If any provision of this Agreement is void, invalid or unenforceable, the remaining provisions shall nevertheless be valid and carried into effect.

10.	This Agreement shall be construed in accordance with the Laws of British Columbia.

11.	The parties agree to do such further acts and to execute such further agreements as may be necessary to give full effect to this Agreement.

IN WITNESS WHEREOF the parties have hereto set their hand and seal as of the date first above written.

  4th Floor - 931 Fort Street, Victoria, British Columbia, V8V 3K3 Canada
Tel: 250.383.9104 * Fax: 250.383.1922 * mail@victorialaw.ca * www.victorialaw.ca